Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of our report dated January  9, 2017, relating to the  financial statements and financial statement schedules of United Casualty and Surety Insurance Company,  appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Stowe & Degon, LLC
Westborough, Massachusetts
February 10, 2017